Exhibit 10.13

AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of this 31 day of July, 2014, by and between Aduro BioTech, a Delaware corporation (the “Company”), and Stephen T. Isaacs (“Executive”) (collectively, the “Parties”).

WHEREAS, the Parties wish to amend the Executive Employment Agreement between them dated as of February 26, 2010 (as the same may have been previously amended to date, the “Agreement”).

NOW, THEREFORE, the Parties agree to amend the Agreement as set forth below.

1. Amendment to Section 9(d). The first paragraph of Section 9(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

“d. Termination by the Company without Just Cause. Company will have the unilateral right to terminate Executive’s employment with Company at any time without Just Cause. In the event Executive is terminated without Just Cause other than upon Permanent Disability or resigns for Good Reason (as defined below), the Company’s obligation to make payments hereunder shall cease upon the resulting termination of Executive’s employment, and the Company shall have no obligation to make any payments to Executive except as provided in this paragraph 9(d). The Company shall pay Executive (1) on the date of termination of Executive’s employment with Company (the “Termination Date”), any salary earned but unpaid prior to termination and all accrued but unused vacation and (2) within 90 days following the Termination Date, any business expenses referred to in paragraph 7(b) that were incurred but not reimbursed as of the Termination Date. Executive must submit appropriate documentation as required by paragraph 7(b) for any business expenses that were incurred prior to termination within such 90-day period or Executive will forfeit his right to reimbursement for those expenses. In addition, upon the execution and effectiveness of a separation agreement and general release of all claims in substantially the form (or as may be reasonably modified by the Company in good faith and in its reasonable discretion) attached as Exhibit A hereto (the “Release”), and, upon the written acknowledgment of his continuing obligations under paragraphs 8(b), 8(c) and 12(e) and under the Confidentiality Agreement, Executive shall be entitled to the following severance benefits:

(1) the Company shall pay to Executive one year of Executive’s base salary as of the Termination Date, less standard deductions and withholdings (“Severance Payment”);

(2) the Company shall pay directly to the insurance carrier(s) all applicable COBRA payments for a maximum period of 12 months (which will be less, if Executive ceases to be eligible for COBRA coverage before the end of such 12-month period) for Executive and any dependents to continue his/their health, dental and/or vision insurance; provided that the Company’s obligation to make such payments will cease if and when Executive becomes eligible to receive equivalent benefits from a new employer;

(3) The Company shall pay to Executive, on the sixtieth (60th) day after the Termination Date, a one-time cash lump sum payment that is equal to the product of

Executive’s target Bonus for the fiscal year in which the Termination Date occurs (such year, the “Fiscal Year”) multiplied by the Percentage; and

(4) all of Executive’s then unvested Equity Awards shall become vested and exercisable on an accelerated basis as if Executive’s Termination Date had occurred twelve (12) months later,

The Severance Payment shall be made in a lump-sum payment on the second month anniversary of the Executive’s Termination Date; provided that the Executive’s Release is effective (and not revocable) at such time. If the Release is not effective and non-revocable by the end of such 2 month period, then the Executive will forfeit the right to these benefits. Any COBRA payment due under this Agreement shall be made directly to the insurance carriers) in monthly installments for a maximum period of 12 months commencing on the second month anniversary of the Executive’s termination; provided that the Executive’s Release is effective (and non-revocable) at such time.

The term “Bonus” shall mean Executive’s annual bonus opportunity for the Fiscal Year.

The term “Equity Awards” shall mean Executive’s Company equity compensation awards (including without limitation Executive’s Company stock options) that are outstanding as of Executive’s Termination Date.

The term “Percentage” shall mean the percentage that is equal to the quotient of (i) the number of days in the Fiscal Year that had elapsed as of the Termination Date (and including the Termination Date) divided by (ii) 365 (or 366 if such Fiscal Year is a leap year).

2. Addition of Exhibit A. The Exhibit attached as Exhibit A to this Amendment is hereby added as Exhibit A to the Agreement.

3. Other than as provided in this Amendment, the Agreement remains in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have each duly executed this Agreement as of the day and year first above written.

ADURO BIOTECH INC., A DELAWARE CORPORATION

By:	/s/ Stephanie O’Brien
Its:	Comp Committee Chair

EXECUTIVE

/s/ Stephen T. Isaacs
Stephen T. Isaacs

[Signature Page to Amendment to Executive Employment Agreement]

EXHIBIT A

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Separation Agreement and General Release, dated [DATE] (the “Agreement”), is made pursuant to that certain Employment Agreement dated as of February 26, 2010, as amended as of July 31, 2014 (as amended to date, the “Employment Agreement”) entered into by and between Stephen T. Isaacs (“Employee”) on the one hand, and Aduro BioTech, Inc. (the “Company”), on the other. This Agreement is entered into in consideration for and as condition precedent to the Company providing separation benefits to Employee pursuant to the Employment Agreement. It is understood and agreed that the Company is not otherwise obligated to provide such benefits under the terms of the Employment Agreement and that the Company is doing so as a direct result of Employee’s willingness to agree to the terms hereof. Collectively, Employee and the Company shall be referred to as the “Parties.”

1. Employee was formerly employed by the Company. Employee’s employment with the Company ended effective [DATE] (the “Termination Date”) as a result of a Qualifying Termination. [A Change in Control of the Company occurred on [DATE].]

2. The purpose of this Agreement is to resolve any and all disputes relating to Employee’s employment with the Company, and the termination thereof (the “Disputes”). The Parties desire to resolve the above-referenced Disputes, and all issues raised by the Disputes, without the further expenditure of time or the expense of contested litigation. Additionally, the Parties desire to resolve any known or unknown claims as more fully set forth below. For these reasons, they have entered into this Agreement.

3. Employee acknowledges and agrees that Employee has received all wages due to Employee through the Termination Date, including but not limited to all accrued but unused vacation, bonuses, commissions, options, benefits, and monies owed by the Company to Employee. Employee further agrees and acknowledges that Employee has been fully paid and reimbursed for any and all business expenses which Employee incurred during his/her employment with the Company.

4. The Company expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. The Company also expressly denies any liability to Employee. This Agreement is the compromise of disputed claims and nothing contained herein is to be construed as an admission of liability on the part of the Company hereby released, by whom liability is expressly denied. Accordingly, while this Agreement resolves all issues referenced herein, it does not constitute an adjudication or finding on the merits of the allegations in the Disputes and it is not, and shall not be construed as, an admission by the Company of any violation of federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability alleged in the Disputes.

5. In consideration of and in return for the promises and covenants undertaken by the Company and Employee herein and the releases given by Employee herein, Employee shall receive the benefits provided by Section 9(d) of the Employment Agreement. Any tax liabilities resulting from or arising out of the benefits to Employee referred to in this paragraph, shall be the sole and exclusive responsibility of Employee. Employee agrees to indemnify and hold the Company and the others released herein harmless from and for any tax liability (including, but not limited to, assessments, interest, and penalties) imposed on the Company by any taxing authority on account of the Company failing to withhold for tax purposes any amount from the benefits made as consideration of this Agreement.

Exhibit A-1

6. Except for any rights created by this Agreement, in consideration of and in return for the promises and covenants undertaken herein by the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged:

a. Employee does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge the Company, and each of its parents, subsidiaries, divisions, related companies and business concerns, past and present, as well as each of its partners, trustees, directors, officers, agents, attorneys, servants and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing claims, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at anytime owned or held as against Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and muses of action, known or unknown, suspected or unsuspected by Employee: (1) arising out of or in any way connected with the Disputes; or (2) arising out of Employee’s employment with the Company; or (3) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the time Employee signs this Agreement. Additionally, Employee in any future claims may not use against Releasees as evidence any acts or omissions by or on the part of the Releasees, or any of them, committed or omitted on or before the time Employee signs this Agreement, and no such future claims may be based on any such acts or omissions. Also without limiting the generality of the foregoing, Employee specifically releases the Releasees from any claim for attorneys’ fees. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA FAMILY RIGHTS ACT, CALIFORNIA LABOR CODE SECTION 970, THE FAMILY AND MEDICAL LEAVE ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT AND RETRAINING ACT, THE FAIR LABOR STANDARDS ACT, AND ANY OTHER SECTION OF THE CALIFORNIA LABOR OR GOVERNMENT CODE, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR BY A GOVERNMENTAL AGENCY. This release does not release claims that cannot be released as a matter of law.

7. Employee agrees and understands as follows: It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon Employee by the provisions of Section 1542 of the California Civil Code and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified, Section 1542 provides:

Exhibit A-2

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Having been so apprised, Employee nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code section 1542 and elects to assume all risks for claims that now exist in Employee’s favor, known or unknown, that are released under this Agreement.

8. Employee agrees: (1) the fact of and the terms and conditions of this Agreement; and (2) any and all actions by Releasees taken in accordance herewith, are confidential, and shall not be disclosed, discussed, publicized or revealed by the parties or their attorneys to any other person or entity, including but not limited to radio, television, press media, newspapers, magazines, professional journals and professional reports, excepting only the Parties’ accountants, lawyers, immediate family members (mother, father, brother, sister, child, spouse), the persons necessary to carry out the terms of this Agreement or as required by law. Should Employee be asked about the Disputes or this Agreement, Employee shall limit Employee’s response, if any, by stating that the matters have been amicably resolved.

9. In the event a government agency files or pursues a charge or complaint relating to Employee’s employment with the Company and/or the Disputes, Employee agrees not to accept any monetary or other benefits arising out of the charge or Complaint.

10. Employee agrees not to make any derogatory, disparaging or negative comments about the Company, its products, officers, directors, or employees.

11. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.

12. Employee agrees and understands that this Agreement may be treated as a complete defense to any legal, equitable, or administrative action that may be brought, instituted, or taken by Employee, or on Employee’s behalf, against the Company or the Releasees, and shall forever be a complete bar to the commencement or prosecution of any claim, demand, lawsuit, charge, or other legal proceeding of any kind against the Company and the Releasees,

13. This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.

14. The Parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under the Agreement, that each has had an opportunity to consult with an attorney of its choice and that each enters this Agreement freely and voluntarily.

15. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by Employee and an officer of the Company. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of this

Exhibit A-3

Agreement or any part thereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

16. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party’s legal representative to draft any of its provisions.

17. In the event of litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

18. Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

19. The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them and acknowledge and represent that this Agreement and the Employment Agreement contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced herein. The undersigned further acknowledge that the terms of this Agreement are contractual and not a mere recital.

20. Employee expressly acknowledges, understands and agrees that this Agreement includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621, et seq. (“ADEA”). The terms and conditions of Paragraphs 20 through 22 apply to and are part of the waiver and release of ADEA claims under this Agreement. Company hereby advises Employee in writing to discuss this Agreement with an attorney before signing it. Employee acknowledges the Company has provided Employee at least forty-five days within which to review and consider this Agreement before signing it. If Employee elects not to use all forty-five days, then Employee knowingly and voluntarily waives any claim that Employee was not in fact given that period of time or did not use the entire forty-five days to consult an attorney and/or consider this Agreement.

21. Within three calendar days of signing and dating this Agreement, Employee shall deliver the signed original of this Agreement to [                            ] of the Company. However, the Parties acknowledge and agree that Employee may revoke this Agreement for up to seven calendar days following Employee’s execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired without revocation. The Parties further acknowledge and agree that such revocation must be in writing addressed to and received by [                            ] of the Company not later than midnight on the seventh day following execution of this Agreement by Employee. If Employee revokes this Agreement under this Paragraph, this Agreement shall not be effective or enforceable and Employee will not receive the benefits described above, including those described in Paragraph 5.

Exhibit A-4

22. If Employee does not revoke this Agreement in the timeframe specified in Paragraph 21 above, the Agreement shall be effective at 12:00:01 a.m. on the eighth day after it is signed by Employee (the “Effective Date”).

23. This Agreement is intended to be exempt from or comply with the requirements of section 409A of the Internal Revenue Code of 1986 as amended (“Section 409A”) and will be interpreted accordingly. While it is intended that all payments and benefits provided under this Agreement to Employee or on behalf of Employee will be exempt from or comply with Section 409A, the Company makes no representation or covenant to ensure that such payments and benefits are exempt from or compliant with Section 409A. The Company will have no liability to Employee or any other party if a payment or benefit under this Agreement is challenged by any taxing authority or is ultimately determined not to be exempt from or compliant with Section 409A.

24. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

25. This Agreement shall be construed in accordance with, and be deemed governed by the Employee Retirement Income Security Act of 1974, as amended, and, to the extent applicable, the laws of the State of Delaware, without reference to the conflict of law provisions thereof

Exhibit A-5

I have read the foregoing Separation Agreement and General Release of All Claims, consisting of [    ] pages, and I accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated:
Stephen T. Isaacs

Aduro BioTech, Inc.

Dated:
Name:
Title:

[Signature Page to Separation Agreement and General Release of All Claims]